Exhibit 99.1

RepliGen	Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453 Telephone: 781-250-0111
FOR IMMEDIATE RELEASE	Telefax: 781-250-0115

CONTACT:

Walter C. Herlihy, PhD President and Chief Executive Officer (781) 419-1900	Laura L. Whitehouse VP, Market Development (781) 419-1812

Repligen Provides Q2 FY2012 Corporate Update

Regulatory Progress on SecreFlo™ and Record Sales of Bioprocessing Products

WALTHAM, MA – October 4, 2011 – Repligen Corporation (NASDAQ: RGEN) today provided an update on corporate progress in the development of SecreFlo™ for pancreatic imaging, in its bioprocessing business and in the development of its CNS product candidates during Q2 FY2012, ending September 30, 2011.

SecreFlo™ for Pancreatic Imaging

The Company announced that it has received approval from the European Medicines Agency’s Pediatric Committee (PDCO) on the design of the Pediatric Investigation Plan for SecreFlo™ (RG1068). This positive action taken by the PDCO will enable us to file a marketing application for SecreFlo™ in Europe by the end of the year. A Pediatric Investigation Plan (PIP) is a clinical development plan designed to produce the data required to support the approval of SecreFlo™ for use in children. Pharmaceutical companies are required to receive approval of their PIP prior to submitting their application for European marketing authorization. This pediatric study will enroll up to 30 children with suspected pancreatic disease and will evaluate the ability of SecreFlo™ in combination with magnetic resonance imaging (MRI) to improve visualization of the pancreatic duct over MRI alone. In addition, this study will assess the safety, pharmacodynamics and pharmacokinetics of SecreFlo™ in children.

“Approval of our Pediatric Investigation Plan is an important milestone in the path to approval of SecreFlo™ in Europe,” stated Walter C. Herlihy, President and Chief Executive Officer of Repligen Corporation. “Approval of SecreFlo™ for use in children will also expand our potential period of European market exclusivity for the use of human secretin with MRI from 10 to 11 years.”

SecreFlo™ has been shown in a Phase 3 clinical trial to improve detection of pancreatic duct abnormalities in combination with MRI in patients with pancreatitis. We are currently preparing a New Drug Application for SecreFlo™ for submission to the FDA. We expect to submit our application next month pending complete receipt of certain manufacturing data from our contract manufacturers. SecreFlo™ has been granted Fast Track and Orphan Designation, and we intend to request that the FDA grant our application priority review when we file our New Drug Application in the U.S.

Identification of pancreatic duct abnormalities is important in the identification of the cause of a patient’s symptoms and improves the physician’s ability to confidently plan the next step in treatment. There are approximately 300,000 MRI procedures conducted in patients with pancreatitis in the U.S. and Europe each year that could directly benefit from the addition of SecreFlo™. In addition, a pilot

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Repligen Provides Q2 FY2012 Corporate Update, October 4, 2011

study is currently being conducted to evaluate the ability of SecreFlo™ to improve detection and characterization of pancreatic cancer in combination with contrast-enhanced MRI and computed tomography.

Bioprocessing Business

For more than ten years, we have been a leading supplier to the biopharmaceutical industry of products based on recombinant Protein A, a key consumable used in the manufacture of most monoclonal antibody drugs. We expect to record $5.7M of bioprocessing product revenue for the second quarter of fiscal year 2012 which is the highest level to date and which will result in profitability for the quarter. Sales benefited from higher than normal demand for Protein A resin products in which Protein A is immobilized to beads which are ready for use by end-users. These products typically carry both higher prices and gross margins.

We currently market a line of pre-packed, single-use, plastic chromatography columns under the trade name Opus™. In the first quarter of next year, we plan to launch Opus™ LS, a “large scale” format of Opus™ chromatography columns, which has been developed in response to requests from numerous customers who are interested in incorporating Opus™ LS into their single-use manufacturing processes. Single-use, plastic products are revolutionizing the production of biopharmaceuticals and vaccines as they significantly decrease operating expenses by reducing production time and increasing facility flexibility. Opus™ LS products will be manufactured for use in a GMP facility and are differentiated from other single-use chromatography products by providing customers columns in any size, packed with chromatography media from any vendor. We believe the total market opportunity for Opus™ LS in the manufacture of biopharmaceuticals and vaccines is greater than $100M.

Orphan CNS Drugs

We are developing RG3039 for Spinal Muscular Atrophy (SMA) and RG2833 for Friedreich’s ataxia (FA) which are serious and debilitating neurodegenerative diseases typically diagnosed in childhood. SMA and FA are characterized by a defect in a single gene which results in diminished production of a key protein. During the quarter we enrolled 24 subjects in a Phase 1 clinical study of RG3039 in healthy volunteers. To date there have been no serious adverse events in any subject. We also filed an application in Italy to initiate a Phase 1 study of RG2833 in patients with Friedreich’s ataxia from which we expect a response this quarter. We are currently engaged in discussions with numerous companies to explore whether a partnership would accelerate the global development and ultimately maximize the commercial potential of these programs. There are approximately 20,000 patients in the U.S. and Europe with SMA and 15,000 patients with FA worldwide, a combined market opportunity greater than $1 billion.

Business Strategy

We continue to make progress on transitioning from a development stage company to an integrated, commercially-focused organization. In order to make this transition most effectively, Repligen has engaged L.E.K. Consulting LLC, a leading global strategy consulting firm. L.E.K. will provide an independent analysis of our bioprocessing and imaging businesses, their market opportunities and required capabilities, and will make strategic and operational recommendations on how to maximize our return on investment from these assets.

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Repligen Provides Q2 FY2012 Corporate Update, October 4, 2011

About Repligen Corporation

Repligen Corporation is a biopharmaceutical company focused on building an integrated company by developing and marketing innovative drugs that deliver the benefits of protein therapies in the fields of neurology and gastroenterology. We have a core competency in the development and manufacturing of biologics products, which is the basis for our bioprocessing business and we have out-licensed certain biologics intellectual property, which provide ongoing sources of revenue. Repligen’s corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested at www.repligen.com.

The Company’s financial statements for fiscal quarter ended September 30, 2011 are not finalized until they are filed in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. The Company is required to consider all available information through the completion of its financial statements and the possible impact of such information on its financial condition and results of operations for the reporting period, including the impact of such information on the complex and subjective judgments and estimates the Company made in preparing certain of the preliminary information included in this Press Release. Subsequent information or events may lead to material differences between the expected financial results described in this Press Release and the financial results that will be described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011. Those differences could adversely impact our results of operations and financial condition. Readers should consider this possibility in reviewing the expected financial results described in this Press Release. In addition, this press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that express or implied statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance and position, maximizing return on investment in our bioprocessing and imaging assets through our engagement of L.E.K., plans and objectives for future operations, including the filing of a market application for RG1068 and obtaining marketing approval of RG1068, and plans and objectives for product development, regulatory approval, and product sales constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships, the market acceptance of our products, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our uncertainty of product revenues and profits, our ability to generate future revenues, our ability to raise additional capital, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration and EMEA regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited sales and manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in Repligen's filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein except as required by law.

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